As filed with the Securities and Exchange Commission on February 27, 2019

Registration No. 333-222831

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Keane Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1389	38-4016639
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1800 Post Oak Boulevard, Suite 450

Houston, TX 77056

(713) 357-9490

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin M. McDonald

Executive Vice President, General Counsel & Secretary

Keane Group, Inc.

1800 Post Oak Boulevard, Suite 450

Houston, TX 77056

(713) 357-9490

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart D. Freedman, Esq.

Antonio L. Diaz-Albertini, Esq.

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Phone: (212) 756-2000

Fax: (212) 593-5955

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company”. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	51,668,175	$8.91(1)	$460,363,439.25(1)	$55,796.05(2)

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 457(c) of the Securities Act, the price shown is the average of the high and low selling prices of the common stock on January 8, 2019 as reported on the New York Stock Exchange.

(2)	Previously paid in connection with the Prospectus Supplement filed with the Securities and Exchange Commission (the “SEC”) on January 11, 2019 pursuant to Rule 424(b)(7) (File No. 333-222831).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Commission File No. 333-222831) (the “Registration Statement”) of Keane Group, Inc. (the “Registrant”) was filed because the Registrant expected that it would no longer be a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) when it filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. This Post-Effective Amendment No. 2 is filed using EDGAR submission type POS AM in order to convert the Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration statement.

This registration statement contains a prospectus which covers the disposition from time to time of 51,668,175 shares of common stock held by the selling stockholder named in the prospectus. The prospectus immediately follows this explanatory note.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2019

PROSPECTUS

51,668,175 Shares

Keane Group, Inc.

Common Stock

This prospectus relates to the offer and sale from time to time of up to 51,668,175 shares of common stock, $0.01 par value per share, of Keane Group, Inc. by the selling stockholder identified in this prospectus (which term as used in this prospectus includes pledgees, donees, transferees or other successors-in-interest). See “Selling Stockholder.” The registration of the shares of common stock to which this prospectus relates does not require the selling stockholder to sell any of its shares of our common stock.

We will not receive any proceeds from the sale of the shares by the selling stockholder. The selling stockholder from time to time may offer and sell the shares held by it directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. For more information, see “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “FRAC.” On February 26, 2019, the last sale price of our common stock as reported on the NYSE was $11.15 per share.

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors referred to in the section titled “Risk Factors” beginning on page 3 of this prospectus, in any prospectus supplement and free writing prospectus, together with the documents incorporated or deemed incorporated by reference before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2019.

Neither we nor the selling stockholder have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus or in any free writing prospectuses we have prepared. Neither we nor the selling stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of the applicable document.

For investors outside of the United States, neither we nor the selling stockholder have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or the distribution of this prospectus outside of the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). The prospectus relates to up to 51,688,175 shares of our common stock which the selling stockholder may sell from time to time. We will not receive any of the proceeds from these sales.

This prospectus provides you with a general description of the shares of common stock the selling stockholder may offer. Each time the selling stockholder sells shares of our common stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. Any such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such accompanying prospectus supplement. You should read this prospectus and any prospectus supplement together, along with the information incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf.

As used in this prospectus, unless the context otherwise requires, (i) “Keane Group,” “KGI,” the “Company,” “we,” “us,” and “our” refer to Keane Group, Inc. and, where appropriate, its subsidiaries; (ii) “Keane Investor” refers to Keane Investor Holdings LLC; (iii) “Sponsor” refers to Cerberus Capital Management, L.P. (“Cerberus”) and its respective controlled affiliates and investment funds and (iv) “2018 10-K” refers to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 27, 2019, incorporated by reference herein.

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PROSPECTUS SUMMARY

This summary highlights information appearing elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus and the financial data and related notes and other information incorporated by reference in this prospectus before deciding whether to invest in our common stock.

OUR COMPANY

We are one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Our primary service offerings include hydraulic fracturing, wireline perforation and logging and engineered solutions, cementing as well as other value-added service offerings. Our geographic footprint includes the Permian Basin, the Marcellus Shale/Utica Shale, the Eagle Ford Formation, the Bakken Formation and other active oil and gas basins. Keane is dedicated to providing industry-leading completion services with a strict focus on health, safety and environmental stewardship, combined with cost-effective customer-centric solutions. We distinguish ourselves through our partnerships with our customers, our laser-focus on safety, our transparency concerning value creation and our responsibilities to employees and customers.

We provide our services in conjunction with onshore well development, in addition to stimulation operations on existing wells, to exploration and production customers with some of the highest quality and safety standards in the industry. We believe our proven capabilities enable us to deliver cost-effective solutions for increasingly complex and technically demanding well completion requirements, which include longer lateral segments, multiple fracturing stages in challenging high-pressure formations and greater proppant intensity.

CORPORATE INFORMATION

Keane Group, Inc. is a Delaware corporation that was incorporated on October 13, 2016. Our principal executive offices are located at 1800 Post Oak Boulevard, Suite 450, Houston, Texas 77056. Our telephone number is (713) 357-9490 and our internet address is www.keanegrp.com. Our website and the information contained thereon and accessible therefrom are not part of this prospectus and should not be relied upon by prospective investors in connection with any decision to purchase our common stock.

THE OFFERING

Issuer	Keane Group, Inc.

Selling stockholder	Keane Investor Holdings LLC

Common stock outstanding as of February 26, 2019	104,405,121 shares

Common stock offered by the selling stockholder	Up to 51,668,175 shares

Use of proceeds	The selling stockholder will receive all of the net proceeds from any sales of shares of common stock offered from time to time pursuant to this prospectus by the selling stockholder. We will not receive any of the proceeds from any sale of shares of common stock sold by the selling stockholder.

Dividend policy	We have not paid any cash dividends on our common stock to date. However, we anticipate that our board of directors will consider the payment of dividends in the future based on our increasing levels of profitability and associated reduced debt leverage. The declaration and payment of any future dividends will be at the sole discretion of our board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends, and other considerations that our board of directors deems relevant.

See “Dividend Policy.”

Risk factors	You should read carefully the information set forth under “Risk Factors” herein and in any accompanying prospectus and incorporated by reference herein for a discussion of factors that you should consider before deciding to invest in our common stock.

New York Stock Exchange trading symbol	“FRAC”

References in this section to the number of shares of our common stock issued and outstanding exclude 7,734,601 shares of common stock reserved for issuance under our Equity and Incentive Award Plan.

RISK FACTORS

An investment in our common stock involves various risks. You should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If any of the risks or uncertainties described in such risk factors actually occur, our business, financial condition, prospects, results of operations and cash flow could be materially adversely affected. Additional risks or uncertainties not currently known to us, or that we deem immaterial, may also have a material adverse effect on our business financial condition, prospects or results of operations. We cannot assure you that any of the events discussed in the risk factors incorporated by reference will not occur. In that case, the market price of our common stock could decline and you may lose all or a part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future operating results and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. Any forward-looking statements contained or incorporated by reference in this prospectus speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations. Forward-looking statements contained or incorporated by reference in this prospectus include, but are not limited to, statements about:

•	our business strategy;

•	our plans, objectives, expectations and intentions;

•	our future operating results;

•	the competitive nature of the industry in which we conduct our business, including pricing pressures;

•	crude oil and natural gas commodity prices;

•	demand for services in our industry;

•	the impact of pipeline capacity constraints;

•	the impact of adverse weather conditions;

•	the effects of government regulation;

•	legal proceedings, liability claims and effect of external investigations;

•	the effect of a loss of, or the financial distress of, one or more key customers;

•	our ability to obtain or renew customer contracts;

•	the effect of a loss of, or interruption in operations of, one or more key suppliers;

•	our ability to maintain the right level of commitments under our supply agreements;

•	the market price and availability of materials or equipment;

•	the impact of new technology;

•	our ability to employ a sufficient number of skilled and qualified workers;

•	our ability to obtain permits, approvals and authorizations from governmental and third parties;

•	planned acquisitions and future capital expenditures;

•	our ability to maintain effective information technology systems;

•	our ability to maintain an effective system of internal controls over financial reporting;

•	our ability to service our debt obligations;

•	financial strategy, liquidity or capital required for our ongoing operations and acquisitions, and our ability to raise additional capital;

•	the market volatility of our stock;

•	our ability or intention to pay dividends or to effectuate repurchases of our common stock;

•	the impact of Keane Investor and Cerberus; and

•	the impact of our corporate governance structure.

We caution you that the foregoing list may not contain all of the forward-looking statements made or incorporated by reference in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our 2018 10-K and elsewhere in this prospectus and the documents incorporated by reference, as such factors may be updated from time to time in our periodic filings with the SEC (which documents are incorporated by reference herein). Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus, respectively, or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

USE OF PROCEEDS

We will not receive any proceeds from any sale of shares by the selling stockholder. The selling stockholder will receive all of the proceeds of any sale of shares of common stock offered from time to time pursuant to this prospectus.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date. However, we anticipate that our board of directors will consider the payment of dividends in the future based on our increasing levels of profitability and associated reduced debt leverage. We are not required to pay dividends, and our stockholders will not be guaranteed, or have contractual or other rights to receive, dividends. The declaration and payment of any future dividends will be at the sole discretion of our board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends, and other considerations that our board of directors deems relevant. Our board of directors may decide, in its discretion, at any time, to modify or repeal the dividend policy or discontinue entirely the payment of dividends.

The ability of our board of directors to declare a dividend is also subject to limits imposed by Delaware corporate law. Under Delaware law, our board of directors and the boards of directors of our corporate subsidiaries incorporated in Delaware may declare dividends only to the extent of our “surplus,” which is defined as total assets at fair market value minus total liabilities, minus statutory capital, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Our ability to pay dividends is limited by restrictions on our ability under the terms of our indebtedness to make distributions, including restrictions under the terms of the agreements governing our 2017 ABL Facility and 2018 Term Loan Facility (each as defined in the 2018 10-K). We are a holding company that does not conduct any business operations of our own. As a result, we are dependent upon cash dividends and distributions and other transfers from our subsidiaries to make dividend payments. KGI and its subsidiaries are subject to general restrictions imposed on dividend payments under the laws of their jurisdictions of incorporation or organization.

SELLING STOCKHOLDER

This prospectus covers 51,668,175 shares of our common stock that may be offered for resale by the selling stockholder, its affiliates or their pledgees, donees, permitted transferees, assignees and successors.

The following table sets forth information as of February 26, 2019, with respect to the selling stockholder and the shares of our common stock beneficially owned by the selling stockholder that may from time to time be offered or sold pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Information concerning the selling stockholder may change from time to time, and any changed information will be set forth in further supplements if and when necessary. The selling stockholder may offer all, some or none of its shares of common stock. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of common stock. In addition, the selling stockholder may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of its shares since the date as of which the information is presented in the table below.

Unless otherwise indicated, the address for each selling stockholder listed below is c/o Keane Group, Inc., 1800 Post Oak Boulevard, Suite 450, Houston, Texas 77056.

Shares of Common Stock
Beneficially Owned After
the Sale of the Maximum
	Shares of Common Stock			Number of Shares of
	Beneficially Owned(1)		Shares of	Common Stock(1)
		Percent of	Common Stock		Percent of
		Common	that May be		Common
	Number of	Stock	Offered for	Number of	Stock
Name	Shares	Outstanding	Resale	Shares	Outstanding
Keane Investor Holdings LLC (2)	51,668,175	49.5%	51,668,175	—	—

(1)	Percentage of shares beneficially owned prior to the offering is based on 104,405,121 shares of our common stock outstanding as of February 26, 2019.
(2)

Keane Investor is held by a private investor group, including affiliates of Cerberus, members of the Keane family, and certain current members of management. Messrs. Batzer, Tessler, Wille and Ms. Gray, each of whom is one of our directors, are affiliated with Cerberus. Without giving effect to the sale of shares being offered hereby and based on the number of their respective units in Keane Investor attributable to such persons:

•	affiliates of Cerberus have indirect economic interests in 39,745,234 shares, or approximately 38.2% of our outstanding shares of common stock;

•

Shawn Keane, one of our directors, is affiliated with several entities affiliated with the Keane family that have indirect economic interests in 7,120,262 shares, or approximately 6.8% of our outstanding shares of common stock;

•	James C. Stewart, our chairman, has indirect economic interests in 1,870,353 shares, or approximately 1.8% of our outstanding shares of common stock; and

•

Gregory Powell, Paul DeBonis Jr., Ian Henkes and Kevin McDonald, each a member of our management, have indirect economic interests in 2,544,072 shares, or approximately 2.4% of our outstanding shares of common stock.

The address for Keane Investor Holdings LLC and Messrs. Batzer, Tessler, Wille and Ms. Gray is c/o Cerberus Capital Management, L.P., 875 Third Avenue, New York, New York 10022.

DESCRIPTION OF CAPITAL STOCK

The following summarizes the most important terms of our common stock and related provisions of the certificate of incorporation and our bylaws. This description also summarizes the principal agreements relating to our common stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws and the agreements referred to below, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

There are 104,405,121 shares of our common stock issued and outstanding as of February 26, 2019.

As of February 26, 2019, Keane Investor owns 51,668,175 shares of our common stock, which represents 49.5% of our common stock outstanding.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Each holder of our common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders. A majority vote is required for all action to be taken by stockholders, except as otherwise provided for in our certificate of incorporation and bylaws or as required by law, including the election of directors in an election that is determined by our board of directors to be a contested election, which requires a plurality. Our certificate of incorporation provides that our board of directors is expressly authorized to make, alter or repeal our bylaws and that our stockholders may only amend our bylaws with the approval of at least two-thirds of the total voting power of the outstanding shares of our capital stock entitled to vote in any annual election of directors.

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred stock.

Other Rights

Our common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

Preferred Stock

Our board of directors is authorized, by resolution or resolutions, to issue up to 50,000,000 shares of our preferred stock. Our board of directors is authorized, by resolution or resolutions, to provide, out of the unissued shares of our preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix, without further stockholder approval, the designation, powers, preferences and relative, participating, option or other special rights, including voting powers and rights, and the qualifications, limitations or restrictions thereof, of each series of preferred stock pursuant to Section 151 of the Delaware General Corporation Law (the “DGCL”). Our board of directors could authorize the issuance of preferred stock with terms and conditions that could discourage a takeover or other transaction that some holders of our common stock might believe to be in their best interests or in which holders of common stock might receive a premium for their shares over and above market price. We have no current plan to issue any shares of preferred stock.

Composition of our Board of Directors

Our board of directors currently has 12 members. The Amended and Restated Stockholders’ Agreement, dated as of July 3, 2017, by and among the Company, Keane Investor, and the other parties thereto (the “A&R Stockholders’ Agreement”) provides that, except as otherwise required by applicable law, from the date (a) prior to the date that Keane Investor and its respective affiliates (or any person who is an express assignee or designee of Keane Investor’s respective rights under our certificate of incorporation (and such assignee’s or designee’s affiliates)) ceases to own, in the aggregate, at least 35% of the then-outstanding shares of our common stock (the “35% Trigger Date”), Keane Investor shall have the right to designate a number of individuals who are qualified and suitable to serve as members of our board of directors under all applicable corporate governance policies and guidelines of KGI and our board of directors, and all applicable legal, regulatory and stock exchange requirements (other than any requirements under the NYSE regarding director independence) (the “Director Requirements”) equal to one director fewer than 50% of our board of directors at any time and shall cause its directors appointed to our board of directors to vote in favor of maintaining an 11-person board of directors unless the management board of Keane Investor otherwise agrees by the affirmative vote of 80% of the management board of Keane Investor; (b) on which a permitted transferee or assignee of such party that succeeds to such party’s rights under the A&R Stockholders’ Agreement (each transferee or assignee, a “Holder” and, collectively, the “Holders”) has beneficial ownership of at least 20% but less than a 35% of our then-outstanding common stock, the Holder will have the right to designate a number of individuals who satisfy the Director Requirements equal to the greater of three or 25% of the size of our board of directors at any time (rounded up to the next whole number); (c) on which a Holder has beneficial ownership of at least 15% but less than 20% of our then-outstanding common stock, the Holder will have the right to designate the greater of two or 15% of the size of our board of directors at any time (rounded up to the next whole number); and (d) on which a Holder has beneficial ownership of at least 10% but less than 15% of our then-outstanding common stock, it will have the right to designate one individual who satisfies the Director Requirements.

Pursuant to the terms of Keane Investor’s LLC Agreement and the A&R Stockholders’ Agreement, prior to the 35% Trigger Date, a majority vote of the management board of Keane Investor is required to designate nominees to be included and the slate for election to our board of directors if the designated nominees consist of four nominees of Cerberus (if Cerberus so requests). The nominees shall include persons that are “independent” for purposes of the Listed Company Rules of the NYSE if required to comply with such rules.

Our certificate of incorporation provides that our board of directors will consist of not less than seven directors and not more than 15 directors, and that the exact number of directors will be determined by a resolution of our board of directors. Our certificate of incorporation also provides that the authorized number of directors may be increased or decreased only with the approval of at least two-thirds of all of the outstanding shares of our capital stock entitled to vote.

Each of Cerberus and a representative of a majority of the shares of common stock held by several entities affiliated with the Keane family (the “Keane Parties”), shall be entitled to, at its option, designate up to two individuals in the capacity of non-voting observers (“Observers”) to our Board of Directors. The appointment and removal of any Observer shall be by written notice to the Board of Directors. An Observer may attend any meeting of the board of directors, provided that no Observer shall have the right to vote or otherwise participate in the board of directors meeting in any way other than to observe any applicable meeting of the board of directors. Our board of directors or any committee thereof shall have the right to exclude an Observer from any meeting or portion thereof in the sole discretion of a majority of the members in attendance at such meeting. If the Keane Parties, directly or indirectly, cease to beneficially own at least 50% of our common stock beneficially owned by the Keane Parties at the time of this offering, the Keane Parties shall no longer have any right to appoint Observers and shall cause any appointed Observers to immediately resign.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals, other than proposals made by or at the direction of our board of directors or, prior to the 35% Trigger Date, by Keane Investor and its respective affiliates (as defined in Rule 12b-2 of the Exchange Act), or any person who is an express assignee or designee of Keane Investor’s respective rights under our certificate of incorporation (and such assignee’s or designee’s affiliates). Our bylaws also establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or by a committee appointed by our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Calling Special Stockholder Meetings

Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by our board of directors or by stockholders owning at least 25% in amount of our entire capital stock issued and outstanding, and entitled to vote.

Stockholder Action by Written Consent

The DGCL permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. Our certificate of incorporation provides that no action may be taken by written consent in lieu of a stockholders’ meeting.

Undesignated Preferred Stock

Our board of directors is authorized to issue, without stockholder approval, preferred stock with such terms as our board of directors may determine. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

Delaware Anti-Takeover Statute

We have elected not to be governed by Section 203 of the DGCL, an anti-takeover law (“Section 203”). This law prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include: any merger or consolidation involving us and the interested stockholder; any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder; in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person. A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. We have opted out of this provision. Accordingly, we will not be subject to any anti-takeover effects of Section 203.`

Removal of Directors; Vacancies

Our certificate of incorporation provides that directors may be removed with or without cause upon the affirmative vote of holders of at least two-thirds of the total voting power of the outstanding shares of the capital stock of the Company entitled to vote in any annual election of directors or class of directors, voting together as a single class. In addition, our certificate of incorporation provides that vacancies, including those resulting from newly created directorships or removal of directors, may only be filled by a majority of the directors then in office, in each case although less than a quorum, or by a sole remaining director. This may deter a stockholder from increasing the size of our board of directors and gaining control of the board of directors by filling the remaining vacancies with its own nominees.

Limitation on Directors’ Liability

Our certificate of incorporation and bylaws will indemnify our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our Company and our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Debt Facilities

Under our existing debt facilities, a change of control may permit the lenders to exercise remedies, such as acceleration of their loans, termination of their obligations to fund additional advances and collection against the collateral securing such loan.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Stockholders’ Agreement

Registration Rights

Any Holder that (i) collectively and beneficially own at least 20% of the total issued and outstanding Registrable Securities (as defined herein) or (ii) collectively and beneficially own at least 10% of the total issued and outstanding Registrable Securities, provided they beneficially own Registrable Securities equivalent to at least 50% of the Registrable Securities beneficially owned by them as of the effective date, will have the right to require us to register their shares under the Securities Act of 1933, as amended (the “Securities Act”) under specified circumstances.

With respect to the A&R Stockholders’ Agreement, “Registrable Securities” generally refers to outstanding shares of our common stock owned or hereafter acquired by a Holder; provided, however, that any such shares shall cease to be Registrable Securities to the extent (i) a registration statement with respect to the sale of such shares has been declared effective under the Securities Act and such shares have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such shares have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 or Rule 145 of the Securities Act (or any successor rule), or (iii) such shares cease to be outstanding.

Demand and Form S-3 Registration Rights

A Demand Holder (as defined herein), subject to specified limitations, may require that we register all or part of their shares of our common stock for sale under the Securities Act, provided that we are not required to effect more than one “marketed” underwritten offering or more than one demand registration in any consecutive 180-day period, that the number of shares of common stock requested to be registered in any underwritten offering have a value equal to at least $40,000,000 or 100% of the Registrable Securities then held by such Demand Holder, and that we are not required to effect more than six demand registrations. The Demand Holders may make demand for registrations on Form S-1, a long-form registration statement, or Form S-3, a short-form registration statement, when we are eligible to use those forms.

With respect to the A&R Stockholders’ Agreement, a “Demand Holder” is any Holder party to the A&R Stockholders’ Agreement that (i) collectively and beneficially owns at least 20% of the total issued and outstanding Registrable Securities or (ii) collectively and beneficially owns at least 10% of the total issued and outstanding Registrable Securities, provided they beneficially own Registrable Securities equivalent to at least 50% of the Registrable Securities beneficially owned by them at July 3, 2017.

Piggyback Registration Rights

If we propose to register additional shares of common stock, each Holder will be entitled to notice of the registration and will be entitled to include its shares of common stock (on a pro rata and pari passu basis) in that registration with all registration expenses paid by us. Prior to the distribution by Keane Investor of all of the common stock it holds as of the completion of this offering to its equityholders, the only Holders permitted under the Stockholders’ Agreement to include their shares of common stock in a registration proposed by us shall be Keane Investor or a Demand Holder, unless Keane Investor or a Demand Holder also elects to participate in such registration.

Limitations and Expenses

Other than in a demand registration, with specified exceptions, the rights of the Holders to include shares in a registration are subject to the right of the underwriters to limit the number of shares included in the offering. All fees, costs and expenses of any registrations made pursuant to the A&R Stockholders’ Agreement, including demand registrations, registrations on Form S-3 and piggyback registrations, will be paid by us, and all selling expenses, including underwriting discounts and commissions, will be paid by us, provided that a Demand Holder shall be responsible for our out-of-pocket registration expenses in the case of a withdrawal of a demand registration by such party (subject to certain exceptions).

Listing

Our common stock is listed on the NYSE under the symbol “FRAC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC.

PLAN OF DISTRIBUTION

The selling stockholder, and its pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, shares of common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold.

The shares of common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on the NYSE (including through at the market offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to the shares of common stock;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by us and/or the selling stockholder may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:

•	purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker/dealer solicits purchasers on a best efforts basis.

In effecting sales, brokers or dealers engaged by us and/or the selling stockholder may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:

•	purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker/dealer solicits purchasers on a best efforts basis.

The selling stockholder has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the common stock covered by this prospectus. At any time a particular offer of the shares of common stock covered by this prospectus is made, an additional prospectus supplement, if required, will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such additional prospectus supplement. To the extent required, any such additional prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

To the extent required, any additional applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If the selling stockholder utilizes a dealer in the sale of the securities being offered pursuant to this prospectus, the selling stockholder will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

The selling stockholder may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in an additional prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the selling stockholder must pay for solicitation of these contracts will be described in an additional prospectus supplement, to the extent such prospectus supplement is required.

In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters, broker/dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.

Under certain circumstances, we, pursuant to the terms of the A&R Stockholders’ Agreement, will be responsible for fees and expenses, including but not limited to underwriter discounts and commissions, related to an offering by the selling stockholder of our common stock.

We and the selling stockholder may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.

Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the shares of common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

Some of the shares of common stock covered by this prospectus may be sold by the selling stockholder in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS

Schulte Roth & Zabel LLP, New York, New York, will pass upon the validity of the common stock offered hereby and certain legal matters for Keane Investor.

EXPERTS

The consolidated and combined financial statements of Keane Group, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP (“KPMG”), independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

In connection with our initial public offering, we requested our independent auditor, KPMG, to affirm its independence relative to the rules and regulations of the Public Company Accounting Standards Board and the SEC. During KPMG’s independence evaluation procedures, an impermissible contingent fee arrangement was identified between a KPMG member firm of KPMG International Cooperative (the “KPMG Member Firm”) and an affiliated entity controlled by our Sponsor. This engagement existed during 2015 and through October 2016. The impermissible fee arrangement was terminated promptly upon identification. The KPMG Member Firm referenced above does not participate in the audit engagement of Keane Group, Inc. and Keane Group Holdings, LLC and the services provided by the KPMG Member Firm had no effect on KPMG’s audit engagements. KPMG considered whether the matters noted above impacted its objectivity and ability to exercise impartial judgment with regard to its engagement as our auditors and have concluded that there has been no impairment of KPMG’s objectivity and ability to exercise impartial judgment on all matters encompassed within its audits. After taking into consideration the facts and circumstances of the above matter and KPMG’s determination, Keane Group Holdings, LLC’s audit committee also concluded that KPMG’s objectivity and ability to exercise impartial judgment has not been impaired.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. Such materials may be accessed electronically by means of the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the termination of the offering of securities pursuant to this prospectus, shall be incorporated by reference in this prospectus from the date of filing of such documents. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 27, 2019 (File No. 001-37988);

•

The sections entitled “Executive Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Other Information—Share Ownership” and “Other Information— Related Party Transactions” in our 2018 Proxy Statement filed with the SEC on April 13, 2018 (File No. 001-37988);

•	our Current Report on Form 8-K filed with the SEC on January 11, 2019 (File No. 001-37988); and

•

the description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on January 18, 2017 (File No. 001-37988), as supplemented by the “Description of Capital Stock” found on page 9 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Keane Group, Inc.

1800 Post Oak Boulevard, Suite 450

Houston, Texas 77056

51,668,175 Shares

Keane Group, Inc.

Common Stock

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the SEC registration fee.

SEC Registration Fee		$55,796.05	*
FINRA Filing Fee		*	*
Accounting Fees and Expenses		*	*
Legal Fees and Expenses		*	*
Printing Fees and Expenses		*	*
Blue Sky Fees and Expenses		*	*
Miscellaneous		*	*

Total	$	*	*

*	The registrant previously paid a fee of $55,796.05, related to 51,668,175 shares of the registrant’s common stock that may be issued and sold from time to time by the selling stockholder named herein.
**	These fees are calculated based on the number of issuances and the amount of common stock offered and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, Keane Group, Inc.’s certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director.

As permitted by the DGCL, Keane Group, Inc.’s bylaws provide that:

•	Keane Group, Inc. is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	Keane Group, Inc. may indemnify its other employees and agents as set forth in the DGCL;

•

Keane Group, Inc. is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

Keane Group, Inc. has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in Keane Group, Inc.’s certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of Keane Group, Inc. regarding which indemnification is sought. The indemnification provisions in Keane Group, Inc.’s certificate of incorporation, bylaws and the indemnification agreements entered into or to be entered into between Keane Group, Inc. and each of its directors and executive officers may be sufficiently broad to permit indemnification of Keane Group, Inc.’s directors and executive officers for liabilities arising under the Securities Act. Keane Group, Inc. currently carries liability insurance for its directors and officers.

Item 16. Exhibits Schedules

See the exhibit index attached hereto, which is incorporated herein by reference as if fully set forth herein.

Item 17. Undertakings

(1) The undersigned registrant hereby undertakes:

(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(A)(i), (1)(A)(ii) and (1)(A)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(D) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(E) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Exhibit Index

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date	Filed Herewith
1.1‡	Form of Underwriting Agreement

4.1	Certificate of Incorporation of Keane Group, Inc., including Amendment of Certificate of Incorporation, dated October 13, 2016	S-1	3.1	12/14/16

4.2	Bylaws of Keane Group, Inc.	10-K	3.2	3/21/17

4.3	Amended & Restated Stockholders Agreement, dated as of July 3, 2017, by and among Keane Group, Inc. and the stockholders named therein	8-K	10.3	7/3/17

5.1	Opinion of Schulte Roth & Zabel LLP				X

23.1	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5.1)				X

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm				X

24.1	Powers of Attorney (included on the signature page thereto)	S-3ASR		2/2/18

24.2	Power of Attorney for Robert W. Drummond	POS ASR	24.2	2/26/19

‡	To be filed as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein or to a post-effective amendment hereto, if applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 27, 2019.

Keane Group, Inc.

By:	/s/ Robert W. Drummond
Name:	Robert W. Drummond
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-3 has been signed by the following persons in the capacities indicated on February 27, 2019.

Signature	Title

/s/ Robert W. Drummond	Chief Executive Officer and Director
Robert W. Drummond	(Principal Executive Officer)

/s/ Gregory L. Powell	President and Chief Financial Officer
Gregory L. Powell	(Principal Financial Officer)

/s/ *	Chief Accounting Officer
Lamphung Ngo-Burns	(Principal Accounting Officer)

/s/ *	Executive Chairman
James C. Stewart

/s/ *	Lead Director
Marc G. R. Edwards

/s/ *	Director
Lucas N. Batzer

/s/ *	Director
Dale M. Dusterhoft

/s/ *	Director
Christian A. Garcia

/s/ *	Director
Gary M. Halverson

/s/ *	Director
Lisa A. Gray

/s/ *	Director
Shawn Keane

/s/ *	Director
Elmer D. Reed

/s/ *	Director
Lenard B. Tessler

/s/ *	Director
Scott Wille

*By:	/s/ Gregory L. Powell
Gregory L. Powell
Attorney-In-Fact